UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2008 (April 8, 2008)

Atlantic Wine Agencies, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-63432	65-1102237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mount Rosier Estate (Pty) Ltd.
Farm 25 A-Sir Lowry’s Pass Village Somerset West, 7129 South Africa
(Address of principal executive offices) (Zip code)

011.27.218.581130
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01       Other Events

On April 8, 2008, Atlantic Wine Agencies, Inc., ("Atlantic") issued a press release announcing that it had executed a letter of intent ("Letter of Intent") with Independence Energy Corporation, a privately held company located in Alberta, Canada (“IEC”), that sets forth an agreement in principal for Atlantic to acquire all of IEC’s issued and outstanding common shares (“Acquisition”).

The Acquisition is based upon securing an operating oil and gas production company with assets consisting of 31 sections of land under direct ownership and 80 sections held under farm-in agreements with six producing gas wells together with pipeline and infrastructure collection facilities.

In an effort to enhance shareholder value, Atlantic’s Board of Directors sought out a business in the energy sector which was positioned to profit from the continued growth and strength in the price of oil as well as the emerging reliance and appreciation in price of domestic natural gas. The Board has spent considerable time and energy identifying potential targets and reviewing assets throughout North America with the goal of providing substantial value and potentially significant long term growth for the current Atlantic shareholders. IEC appears to be a suitable candidate as it has successfully explored and developed reserves as well as contributed to a reliable ongoing rate of growth.

Consideration for the Acquisition will consist of a share exchange agreement the specific terms of which will be determined in accordance with a valuation of IEC’s interests based upon a geological reserve report prepared by an independent third party. The Letter of Intent and Acquisition is subject to the completion of due diligence, board and shareholder approvals, the satisfaction/release of any security interests held in IEC’s interests to be conveyed, and the execution of definitive agreements.

Other material terms of the Letter of Intent are as follows:

•
Atlantic shall recapitalize the number of shares of common stock outstanding through a reverse stock split of 25:1 thereby resulting in 4,520,798 shares outstanding immediately prior to the Share Exchange

•	Atlantic shall issue approximately 40,000,000 shares in exchange for IEC’s assets and certain expenses related to the Share Exchange
•	Atlantic shall change its name to “First Canadian Petroleum Corporation” or a similar name

Although there can be no assurances, the parties to the Letter of Intent have allocated approximately 30 days to complete their due diligence efforts and anticipate signing the definitive agreements within that time, with a closing within 30 days thereafter.

The press release issued by Atlantic Wine Agencies, Inc., on April 8, 2008 announcing this event is incorporated herein by reference and is attached as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

99.1     Press Release Issued by Atlantic Wine Agencies, Inc., on April 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies, Inc.

Date: April 11, 2008	By:	/s/ Adam Mauerberger
Adam Mauerberger
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Atlantic Wine Agencies, Inc. on April 8, 2008.